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9

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 02549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 27, 1998
                                                 -------------------------------

                      PROJECT SOFTWARE & DEVELOPMENT, INC.
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             (Exact name of registrant as specified in its charter)

         Massachusetts               0-23852                     04-2448516
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(State or other jurisdiction)      (Commission                 (IRS Employer
         of incorporation)         File Number)              Identification No.)

100 Crosby Drive, Bedford, Massachusetts                            01730
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:   (781) 280-2000
                                                   -----------------------------



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ITEM 5.  OTHER EVENTS.

                  On January 27, 1998, the Board of Directors (the "Board") of Project Software & Development, Inc. (the "Company") declared a dividend distribution of one preferred stock purchase right (one "Right") for each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock") to holders of record of the Common Stock at the close of business on January 27, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit (a "Unit") consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") or, in certain circumstances, to receive cash, property, Common Stock or other securities of the Company, at a purchase price of $140 per Unit, subject to adjustment (the "Purchase Price"). The full description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of January 27, 1998, between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agent").

                  Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock upon the earlier of (i) 10 business days (subject to extension by the Board) following a public announcement by the Company (the date of such public announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons, other than an Exempt Person (as defined below), has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of Common Stock (an "Acquiring Person") or (ii) 10 business days (subject to extension by the Board) following the commencement of a tender offer or exchange offer that would result in a person or group, other than an Exempt Person, beneficially owning more than 15% of such outstanding shares of Common Stock (the earlier of (i) and (ii) being the "Distribution Date"). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued subsequent to the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for outstanding Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon the exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. The term "Exempt

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Person" includes, among others, the Company, any subsidiary of the Company and, in certain circumstances, a person or group beneficially owning 15% or more of the outstanding shares of Common Stock as of the Record Date but only if the percentage of outstanding Common Stock owned by such person or group does not at any time exceed the sum of (A) the lowest percentage of the outstanding Common Stock owned by such person or group at any time after the Record Date and (B) 1% of the shares of Common Stock then outstanding.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 27, 2008 unless earlier redeemed, extended or terminated by the Company as described below. At no time will the Rights have any voting power.

                  As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the Rights will trade separately, and the Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In the event (a "Section 11(a)(ii) Event") that any person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise thereof, Common Stock or, in the discretion of the Board, Units, (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of any Section 11(a)(ii) Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by specified Acquiring Persons (or by certain related persons) will be null and void. However, Rights are not exercisable following the occurrence of any Section 11(a)(ii) Event until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $140 per Right, each Right not owned by a specified Acquiring Person (or by certain related persons) following a Section 11(a)(ii) Event would entitle its holder to purchase $280 worth of Common Stock (or other consideration, as noted above) for $140. Assuming that the Common Stock had a Current Market Price of $20 at such time, the holder of each valid Right would be entitled to purchase 14 shares of Common Stock for $140.

                  In the event (a "Section 13 Event") that, at any time

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on or after the Stock Acquisition Date, (i) the Company shall take part in a merger or other business combination transaction in which the Company is not the surviving entity or in which the Common Stock is changed into or exchanged for other securities, cash or any other property of any other person or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon payment of the exercise price, common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Section 11(a)(ii) Events and
Section 13 Events are collectively referred to as "Triggering Events."

                  The Purchase Price payable and the number of Units of Preferred Stock (or the amount of cash, property or other securities) issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) in the event that holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the Current Market Price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company may, but is not required to, issue fractional shares of Preferred Stock upon the exercise of any Right or Rights. In lieu thereof, an adjustment in cash will be made based on the Current Market Price of the Preferred Stock.

                  At any time until 10 business days following the Stock Acquisition Date (or such later date as the Board may determine before the Rights become nonredeemable), the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable, at the option of the Company, in cash, Common Stock or such other consideration deemed appropriate by the Board). Immediately upon the effectiveness of any action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of $.001 per Right.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation the right to vote or to receive dividends. While the distribution of the Rights will not be

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taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or cash, property or other securities) of the Company or for common stock of the acquiring company as set forth above.

                  The terms of the Rights may be amended by the Company (a) in any manner prior to the time the Rights separate and are distributed and (b) after the time the Rights separate and are distributed, in order to (i) cure any ambiguity, (ii) correct or supplement provisions which may be defective or inconsistent, (iii) make changes which do not adversely affect interests of holders of Rights (other than those of an Acquiring Person and certain related persons) or (iv) shorten or lengthen any time period under the Rights Agreement for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights (other than an Acquiring Person and certain related persons); provided, however, that no extension or amendment to adjust the time period for redemption is permitted after the Rights become nonredeemable.

                  A Registration Statement on Form 8-A with respect to the Rights has been filed with the Securities and Exchange Commission. The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination or with a third party approved by the Board of Directors of the Company since the Board of Directors of the Company may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all but not less than all of the then outstanding Rights at the Redemption Price.

                  A Registration Statement on Form 8-A with respect to the Rights has been filed with the Securities and Exchange Commission. A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company or the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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ITEM 7.  EXHIBITS.

  Number     Title
  ------     -----

   4(a) Rights Agreement dated as of January 27, 1998, between Project Software & Development, Inc. and BankBoston, N.A., as Rights Agent.

   4(b) Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Project Software & Development, Inc. (which is attached as Exhibit A to the Rights Agreement filed as Exhibit 4(a) hereto).

   4(c) Form of Rights Certificate (which is attached as Exhibit B to the Rights Agreement filed as Exhibit 4(a) hereto).




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             PROJECT SOFTWARE & DEVELOPMENT,
                                             INC.

Dated: February 2, 1998                      By:  /s/ David M. Sample
                                                 -------------------------------
                                                 David M. Sample
                                                 President, Chairman and Chief
                                                 Executive Officer




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                                  EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K

  Number     Title
  ------     -----

   4(a) Rights Agreement dated as of January 27, 1998, between Project Software & Development, Inc. and BankBoston, N.A., as Rights Agent.

   4(b) Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Project Software & Development, Inc. (which is attached as Exhibit A to the Rights Agreement filed as Exhibit 4(a) hereto).

   4(c) Form of Rights Certificate (which is attached as Exhibit B to the Rights Agreement filed as Exhibit 4(a) hereto).